Exhibit 23.1
Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 8, 2019 relating to the consolidated financial statements, financial statement schedule and effectiveness of internal control over financial reporting, which appears in Sanmina Corporation’s Annual Report on Form 10-K for the year ended September 28, 2019.

/s/ PricewaterhouseCoopers LLP
San Jose, California
April 29, 2020